UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 21, 2017

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 21, 2017, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Morgan Stanley & Co. International plc, as Representative for the underwriters named in the Underwriting Agreement, for the sale of $100,000,000 aggregate principal amount of the Company’s 2015 Series B 3.90% Senior Notes due 2025 (the Series B Senior Notes). The Series B Senior Notes are Senior Debt Securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on December 19, 2014 (File No. 333- 201149). A copy of the Underwriting Agreement, including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

The Series B Senior Notes will be issued under the Second Supplemental Indenture, dated as of September 1, 2015, to the Company’s June 1, 2015 Senior Indenture.

Item 9.01	Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement, dated March 21, 2017, between the Company and Morgan Stanley & Co. International plc, as Representative for the underwriter named in the Underwriting Agreement.*

4.1	Senior Indenture, dated June 1, 2015, by and between the Company and Deutsche Bank Trust Company Americas, as Trustee (Exhibit 4.1, Form 8-K filed June 15, 2015, File No. 1-8489, incorporated by reference).

4.2	Second Supplemental Indenture to the Senior Indenture, dated September 1, 2015, pursuant to which the 2015 Series B 3.90% Senior Notes due 2025 will be issued. The form of the 2015 Series B 3.90% Senior Notes due 2025 is included as Exhibit A to the Second Supplemental Indenture (Exhibit 4.2, Form 8-K filed September 24, 2015, File No. 1-8489, incorporated by reference).

5.1	Opinion of McGuireWoods LLP.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: March 27, 2017